UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2008

SCIELE PHARMA, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Concourse Parkway

Suite 1800

Atlanta, Georgia 30328

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events

                Sciele Pharma, Inc. (“Sciele”) announced today that Sciele has acquired from Verus Pharmaceuticals, Inc. (“Verus”) the Twinject® epinephrine auto-injector for the treatment of severe allergic reactions and anaphylaxis.  Under the agreement, Sciele acquired Twinject and certain other related Verus products under development for $29 million.  Sciele also increased its revenue and earning guidance for 2008.  A copy of the press release is attached to this Report as Exhibit 99.1

Item 9.01               Financial Statements and Exhibits

99.1         Press release dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIELE PHARMA, INC.
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	EVP, Chief Financial Officer, Secretary and
Treasurer

Date:  March 13, 2008